SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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United Technologies Corporation

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FORM OF EMAIL MESSAGE SENT TO EMPLOYEES PARTICIPATING IN COMPANY SAVINGS PLAN WHO RECEIVE ELECTRONIC ACCESS TO PROXY MATERIALS

Dear UTC Shareowner:

Thank you for participating in online access to UTC’s Annual Meeting Materials. EquiServe Trust Company, N.A. is the independent registrar and transfer agent for UTC Common Stock.

The UTC Annual Report for 2004 and the Proxy Statement for the 2005 Annual Meeting of Shareowners are now available. To view the Annual Report and Proxy Statement, please click on the following link to the web site:

http://investors.utc.com/

REMEMBER, YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES AS SOON AS YOU RECEIVE AND REVIEW YOUR PROXY MATERIALS.

To vote your shares over the Internet, please click on the following link to the secure and confidential voting web site and enter your confidential voter control number exactly as it appears below:

http://www.eproxyvote.com/utx

Confidential Voter Control Number:

You may also use your voter control number to vote your shares by telephone. Simply call 1-877-779-8683 to access the secure and confidential telephone voting service. When voting by telephone, please keep the above voter control number available for your reference, as well as the following list of matters to be voted on:

Item 1—Election of Directors, Nominees:

01 George David

02 Jean-Pierre Garnier

03 Jamie S. Gorelick

04 Charles R. Lee

05 Richard D. McCormick

06 Harold McGraw III

07 Frank P. Popoff

08 H. Patrick Swygert

09 André Villeneuve

10 H. A. Wagner

11 Christine Todd Whitman

Item 2—Appointment of a firm of independent registered public accountants to serve as Independent Auditors

Item 3—Approval of United Technologies Corporation 2005 Long Term Incentive Plan

Item 4—Shareowner Proposal Concerning Disclosure of Executive Compensation

Item 5—Shareowner Proposal Concerning Ethical Criteria for Military Contracts

Item 6—Shareowner Proposal Concerning CEO Compensation

FURTHER INFORMATION CONCERNING THE ABOVE ITEMS IS INCLUDED IN THE PROXY STATEMENT FOR 2005:

http://investors.utc.com/

If you would like to request a ticket to attend UTC’s 2005 Annual Meeting, please click on the following link:

http://www.utc.com/investors/shareowner_tickets/index.htm

For assistance or if you would like to request paper copies of the Annual Report or Proxy Statement, please contact Shareholder Information Services at 1-800-881-1914 or the UTC Corporate Secretary’s Office at 1-860-728-7870.

EquiServe

March 1, 2005

Subject: Message for UTC Employee Shareowners

The 2005 Annual Meeting of UTC Shareowners will be held on April 13, 2005. We encourage all UTC employees who are shareowners through a company savings plan or other holdings to review their 2005 Proxy Statement at http://investors.utc.com/ and vote their shares as soon as possible.

UTC employees as a group, through the United Technologies Corporation Employee Stock Ownership Plan and the UTC Stock Fund under the Savings Plan, hold more than 9% of shares outstanding. The next largest investor holds 4%. As an employee, and as an owner, your participation in the Annual Meeting of Shareowners through the proxy voting process is very important. At this year’s Annual Meeting, shareowners will vote on the approval of the 2005 Long Term Incentive Plan. This Plan will cover all future stock based awards for executives, management employees and directors, as well as stock awards under UTC’s highly regarded Employee Scholar Program. As you know, UTC’s stock price performance has been exemplary, as detailed in the 2005 Long Term Incentive Plan proposal on Page 16 of the Proxy Statement. This success is attributable to many factors, including long term compensation arrangements designed to align shareowners’ interests – including our employees’ – with those of management. The Board of Directors has structured the 2005 Long Term Incentive Plan to promote this important objective. We believe that the 2005 Long Term Incentive Plan will encourage the commitment and focus necessary to build upon UTC’s past success. We urge you to carefully review this and the other proposals contained in your Proxy Statement.

YOUR VOTE IS VERY IMPORTANT. PLEASE SUBMIT A PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE, FOLLOWING THE INSTRUCTIONS PROVIDED WITH YOUR PROXY MATERIALS.

Most shareowners have a choice of voting over the Internet, by telephone or by using a traditional proxy card. Please refer to the proxy materials previously sent to you or the information forwarded by your bank, broker or other holder of record to see which voting methods are available.

YOUR VOTE, AND THE VOTE OF EVERY SHAREOWNER, IS IMPORTANT. PLEASE VOTE NOW.

Sincerely,

Debra A. Valentine Vice President, Secretary & Associate General Counsel

March 1, 2005

Dear UTC Shareowner:

UTC’s 2005 Annual Meeting of Shareowners will be held on April 13, 2005. If you have not yet submitted your votes for this meeting, we urge you to take a moment and PLEASE VOTE NOW.

There are six proposals on the agenda that require a vote. We ask that you support the Board of Directors and vote FOR Proposals 1, 2, and 3 and vote AGAINST Proposals 4, 5, and 6.

2004 was another good year for UTC shareowners. UTC’s diluted earnings per share increased 18% from $4.69 to $5.52. Diluted earnings per share have increased at an annual rate of 13% over the past 5 years. Cash flow from operations increased 29% to $3.7 billion. UTC repurchased $992 million of its shares and completed over $1 billion in acquisitions in 2004. Revenues increased 21% to $37.4 billion, with 8% of that growth organic. UTC’s debt to capital ratio decreased from 31 to 29%. Total shareowner return (“TSR”) for 2004 was 11%, 6 percentage points better than the Dow’s 5%, and even with the S&P 500. UTC’s ten-year compound TSR through 2004 is 672%, compared with 243% for the Dow and 212% for the S&P 500.

Board members play a critical role in reviewing and approving objectives and strategies for UTC’s businesses and the foregoing track record reflects positively on their capabilities. Accordingly, we recommend a vote for Proposal 1 to elect the nominees for the Board. All but one of the Directors are independent, exceeding NYSE standards.

The Audit Committee of the Board requests that shareowners approve its nomination of PricewaterhouseCoopers LLP as Independent Auditor and recommends a vote for Proposal 2.

The Board also unanimously recommends approval of Proposal 3 to adopt the 2005 Long Term Incentive Plan that will replace the current expiring Long Term Incentive Plan. The 2005 Plan seeks to align shareowners’ and managements’ interest with performance and stock based awards. The following factors merit your support of this proposal:

•	Increased Emphasis on Performance Based Awards. The Board’s Committee on Compensation and Executive Development plans to increase the portion of awards that will be subject to performance-based vesting targets such as EPS and TSR. 50% of the value of awards to senior executives will be subject to performance-based vesting, up from 25% under the prior plan. Subject to limited exceptions, 2005 Plan awards will be subject to three year vesting periods.

•	Discounted stock option and stock appreciation rights and re-pricing prohibited. Consistent with the Board’s emphasis on performance, the re-pricing and “re-loading” of stock appreciation rights and stock options are prohibited. The exercise price of stock appreciation rights and stock options may not be less than the price of Common Stock on the date of grant.

•	Comprehensive and Responsible Limitations on Shareowner Dilution. The Board has structured the 2005 Plan to limit potential shareowner dilution. No more than 19,000,000 shares, or 4% of shares currently outstanding, may be awarded under the 2005 Plan, which will expire on April 30, 2010. Of this pool of shares, up to 3,500,000 may be awarded as restricted stock or other awards comprised of units equal in value to a full share of Common Stock. If this limit is exceeded, remaining shares available for stock appreciation rights, stock options and other awards will be reduced at a 3 to 1 ratio. The 2005 Plan share limits will be administered in a conservative manner. Each stock appreciation right will count as a full share against the reserve balance. Shares that are withheld for tax withholding or to pay the exercise price of a stock option cannot be added back to the share reserve. Following approval of the 2005 Plan, no unused shares from other equity compensation programs may be added to the 2005 Plan share reserve, nor will there be any additional grants under these other programs. The Board expects that the annual share utilization under the 2005 Plan, or the “run rate,” will be between 1 and 1.5% of shares outstanding. Consistent with UTC’s past practice, the Board intends to continue the objective of repurchasing shares at least equal to the number of shares awarded under the 2005 Plan.

•	Stock Ownership Guidelines. To further encourage the alignment of management and shareowner interests, the Committee on Compensation and Executive Development has separately adopted stock ownership guidelines for UTC’s most senior management group, effective April 1, 2005. The CEO will be required to own shares or share equivalents having a value equal to 5 times base salary within 5 years of attaining that position. Other members of the most senior management group will be required to own shares or share equivalents having a value equal to 3 times base salary within 5 years of joining the senior management group.

Further details concerning the 2005 Long Term Incentive Plan are set forth beginning on page 16 of the Proxy Statement.

The remaining three proposals are shareowner proposals concerning disclosure of executive compensation, ethical criteria for military contracts and a cap on CEO compensation. We have provided concise statements in the Proxy Statement as to why management and the Board recommend votes against Proposals 4, 5 and 6.

Voting is quick and easy, and for most shareowners can be done via the Internet, by phone or by mail. If you have any questions about how to vote, please contact UTC Shareowner Relations at corpsec@corphq.utc.com. If you have already voted, please accept our thanks.

YOUR VOTE, AND THE VOTE OF EVERY SHAREOWNER, IS IMPORTANT. PLEASE SUBMIT YOUR VOTE NOW.

Sincerely yours,

Debra A. Valentine Vice President, Secretary & Associate General Counsel